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                                EXHIBIT 99.C.1.


         Consent of Independent Accountants, PricewaterhouseCoopers LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Massachusetts Mutual Life Insurance Company


We consent to the inclusion in this Post-Effective Amendment No. 2 to the Registration Statement of Massachusetts Mutual Variable Life Separate Account I (Strategic Group Variable Universal Life segment) on Form S-6 (Registration No. 333-22557), of our report, dated February 25, 1999, on our audit of Massachusetts Mutual Variable Life Separate Account I (Strategic Group Variable Universal Life segment), and of our report dated February 25, 1999, on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption "Experts."


                                        PricewaterhouseCoopers LLP


Springfield, Massachusetts
April 27, 1999


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